Exhibit 10.13

Eighth Amended and Restated Rent Supplement
(CREZ Lease)

February 26, 2016

This Eighth Amended and Restated Rent Supplement (this “Eighth Amended Supplement”) between Sharyland Distribution and Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 26, 2016, to memorialize supplements to the CREZ Lease (as defined below), effective as of January 1, 2016.  Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (CREZ Assets) dated as of December 4, 2015 (as amended from time to time in accordance with its terms, the “CREZ Lease”);

WHEREAS, on December 31, 2015 the Parties executed a Seventh Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2016 (the “Seventh Amended Supplement”); and

WHEREAS, the Incremental CapEx for 2015 was different than expected by the Eighth Amended Supplement and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the CREZ Lease) and to amend and restate the Seventh Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessor and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Seventh Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The CREZ Lease, except as supplemented by this Eighth Amended Supplement, shall remain in full force and effect.

Incremental Cap Ex:	2013	$466,424,280
	2014	$198,982,000
	2015	$ 3,493,096*
	2016	$ 5,244,389**

* Represents the “validated” amount of 2015 transmission Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease, and, as part of this Rent Validation, the amount of 2015 transmission Incremental CapEx has been restated to $3,493,096.  The amount of 2015 transmission Incremental CapEx included in the Seventh Amended Supplement was $10,500,000.  The weighted average in-service date of November 1, 2015 did not change as a result of this Rent Validation.

** Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2016.  Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Seventh Amended Supplement.  Of the 2016 Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2016 Regulatory Order (“First 2016 CapEx”), an aggregate of $2,052,263 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2016 Regulatory Order (“Second 2016 CapEx”), and an aggregate of $3,192,126 is expected to be placed in service throughout the remainder of 2016 (“2016 Stub-Year CapEx”).  A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates.  The Parties expect the First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx, collectively, to have a weighted average in-service date of October 1, 2016.  The Parties expect the first 2016 Regulatory Order to be effective on June 1, 2016, the second 2016 Regulatory Order to be effective on October 1, 2016, and the first 2017 Regulatory Order to be effective on March 1, 2017.  The Parties agree that any Rent Validation (within the meaning of the CREZ Lease) with respect to First 2016 CapEx, Second 2016 CapEx, or 2016 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the CREZ Lease.

1
CREZ LEASE

Lessee Cap Ex:	2013	$0
	2014	$0
	2015	$0
	2016	$0

Base Rent:	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342#
	2016	$66,210,646##
	2017	$64,049,041###
	2018	$61,704,141
	2019	$59,428,972
	2020	$57,240,585

# Represents the “validated” amount of 2015 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the amount of 2015 Base Rent has been restated.  The amount of 2015 Base Rent included in the Seventh Amended Supplement was $68,535,384, comprised of 2015 Base Rent payments of $5,688,129 paid on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January 2015 through March 2015), Base Rent payments of $5,712,236 on the 15th day of each month beginning on June 15, 2015 through December 15, 2015 (with respect to April 2015 through October 2015), and Base Rent payments of $5,742,672 on each of January 15, 2016 and February 15, 2016 (with respect to November and December 2015).  Lessor will pay Lessee $11,042 (which is the difference between the aggregate amount of monthly Base Rent paid by Lessee as set forth in this footnote ($68,535,384) and the amount of restated 2015 Base Rent set forth above ($68,524,342)) as a validation payment within 30 days of the date hereof (as set forth under “Validation Payment” below).

## Lessee will make a monthly 2016 Base Rent payment of $5,514,292 on the 15th day of each month beginning on March 15, 2016 through August 15, 2016 (with respect to January 2016 through June 2016).  Lessee will then make a monthly 2016 Base Rent payment of $5,514,292 on the 15th day of each month beginning on September 15, 2016 through December 15, 2016 (with respect to July 2016 through October 2016), with the increase in monthly Base Rent reflecting First 2016 CapEx and commencing July 1, 2016, which is 30 days after approval of Lessee’s first 2016 Regulatory Order.  Lessee will then make a monthly 2016 Base Rent payment of $5,533,861 on each of January 15, 2017 and February 15, 2017 (with respect to November 2016 and December 2016), with the increase in monthly Base Rent reflecting Second 2016 CapEx and commencing November 1, 2016, which is 30 days after approval of Lessee’s second 2016 Regulatory Order.

### Lessee will make a monthly 2017 Base Rent payment of $5,315,801 on the 15th day of each month beginning on March 15, 2017 through May 15, 2017 (with respect to January 2017 through March 2017).  Lessee will then make a 2017 Base Rent payment of $5,344,626 on the 15th day of each month beginning on June 15, 2017 through February 15, 2018 (with respect to April 2017 through December 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing April 1, 2017, which is 30 days after approval of Lessee’s first 2017 Regulatory Order.

Percentage Rent Percentages:	2013	29.2%
	2014	31.6%
	2015	31.3%#
	2016	30.3%
	2017	29.5%
	2018	28.5%
	2019	27.7%
	2020	26.8%

# Represents the “validated” percentage applicable to 2015 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2015 percentage has been restated.  The 2015 percentage included in the Seventh Amended Supplement was 31.3% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

2
CREZ LEASE

Annual Percentage Rent
Breakpoints:	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342#
	2016	$66,230,214*
	2017	$64,079,575**
	2018	$61,704,141
	2019	$59,428,972
	2020	$57,240,585

# Represents the “validated” 2015 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2015 Annual Percentage Rent Breakpoint has been restated.  The 2015 Annual Percentage Rent Breakpoint included in the Seventh Amended Supplement was $68,535,384.

* The 2016 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order and the second 2016 Regulatory Order, as well as the amount of First 2016 CapEx and Second 2016 CapEx.

** The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order, the second 2016 Regulatory Order, and the first 2017 Regulatory Order, as well as the amount of First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx.

Revenues Attributable to
Lessee Capex, by Lease Year:

	2013	$0
	2014	$0
	2015	$0
	2016	$0

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the CREZ Lease, Lessor will pay Lessee $7,586 within 30 days following execution hereof of which $11,042 is attributable to the validation of Base Rent and ($3,456) is attributable to the validation of Percentage Rent.

ERCOT Transmission Rate Allocation	between June 20 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25, 2014 and May 1, 2014: 83.3%
between May 1, 2014 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%
between April 1, 2015 and October 31, 2015: 72.7%
between November 1, 2015 and June 1, 2016: 65.6%
between June 1, 2016 and October 1, 2016: 64.1%
starting October 1, 2016: 61.9%

Term of Rent Supplement:  Expires 12/31/20

3
CREZ LEASE

The Parties have executed this Eighth Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Chief Financial Officer

CREZ LEASE